Exhibit 99.1

ULTRA PETROLEUM REPORTS RECORD PRODUCTION (+84%), RECORD CASH FLOW (+151%), RECORD EARNINGS (+159%)

HOUSTON, July 26 /PRNewswire-FirstCall/ -- Ultra Petroleum (Amex: UPL) today reported earnings for the three-month period ended June 30th, 2005 increased 159% to $47.9 million or $0.30 per diluted share, compared to $18.5 million or $0.12 per diluted share for the same period in 2004. Operating cash flow(A) for the period increased 151% to $86.8 million or $0.54 per diluted share, compared to $34.7 million or $0.22 per diluted share for the same period in 2004. Production increased 84% to 17.7 Bcfe compared to 9.6 Bcfe for the same quarter in 2004. Average natural gas prices were $5.85 per Mcf during the quarter, compared to $4.73 per Mcf for the same period in 2004. China oil prices for the quarter averaged $42.92 per bbl while Wyoming oil prices averaged $53.99 per bbl compared to $36.41 per bbl for the same period in 2004.

For the six-month period ended June 30, 2005 earnings increased 122% to $85.2 million or $0.53 per diluted share compared to $38.3 million or $0.24 per diluted share for the same period in 2004. Operating cash flow(A) for the six-month period ended June 30, 2005 increased 120% to $156.2 million or $0.97 per diluted share, compared to $70.9 million or $0.44 per diluted share in 2004. Production for the period increased 72% to 33.3 Bcfe compared to 19.3 Bcfe in 2004. Average natural gas prices were $5.72 per Mcf during the six- month period, compared to $4.84 in 2004. China oil prices for the six-month period averaged $39.50 per bbl while Wyoming oil prices averaged $51.98 per bbl compared to $36.77 per bbl in 2004.

"By increasing production 84% to 17.7 Bcfe and maintaining our industry leading low cost structure, we realized a 159% increase in earnings to $47.9 million or $0.30 per diluted share. This production increase included over 500,000 bbls of oil from Bohai Bay, China, and over 14 Bcf of natural gas from Wyoming giving us our strongest quarter in Ultra's history," stated Michael D. Watford, Ultra's Chairman, President and CEO. "Clearly our Bohai Bay investment is paying off, while Wyoming continues to provide the dynamic growth that has propelled Ultra to the forefront of the investment community in recent years. Last weeks addition of Mark Smith to the Ultra management team as CFO, and the approval of our 128 well 10-acre pilot program on the Pinedale Anticline are two things that I believe strengthen the company and add to our ability to continue our impressive growth trend."

                                                    For the Three-Month              For the Six-Month
                                                       Period Ended                     Period Ended
                                               -----------------------------   -----------------------------
                                                 30-Jun-05       30-Jun-04       30-Jun-05       30-Jun-04
                                               -------------   -------------   -------------   -------------
Production
  Oil Production - Bbls:
   WY                                                107,844          80,643         207,444         148,967
  Oil Production - Bbls:
   China                                             503,216               0         798,253               0
  Natural Gas - Mcf                               14,025,339       9,120,627      27,278,391      18,436,682
Gas Equivalent Production
 - Mcfe                                           17,691,699       9,604,485      33,312,573      19,330,484

Realized Production Prices
  Oil Price - WY $/bbl                         $       53.99   $       36.41   $       51.98   $       36.77
  Oil Price - China $/bbl                      $       42.92   $        0.00   $       39.50   $        0.00
  Gas Price - $/Mcf                            $        5.85   $        4.73   $        5.72   $        4.84

Revenues
  Oil Revenue - WY                             $   5,822,704   $   2,936,082   $  10,782,120   $   5,477,632
  Oil Revenue - China                          $  21,598,900   $           0   $  31,529,851   $           0
  Gas Revenue                                  $  82,076,643   $  43,174,208   $ 156,027,616   $  89,251,431
Total Revenues                                 $ 109,498,247   $  46,110,290   $ 198,339,587   $  94,729,063

Operating costs and
 expenses
  Operating expenses
   - WY                                        $   2,032,364   $   1,246,745   $   4,017,670   $   2,529,669
  Operating expenses
   - China                                     $   2,166,000   $           0   $   3,620,000   $           0
  Taxes                                        $  10,204,694   $   5,430,719   $  19,226,756   $  11,100,496
  Gathering                                    $   4,086,231   $   2,746,937   $   7,716,775   $   5,519,134
  Depreciation,
   depletion and
   amortization - WY                           $  10,236,718   $   5,415,985   $  19,906,227   $  10,896,704
  Depreciation,
   depletion and
    amortization
    - China                                    $   2,419,686   $           0   $   3,989,686   $           0
  General and
   administrative                              $   3,120,170   $   1,190,350   $   5,681,952   $   2,744,388
  Stock compensation                           $     396,083   $     523,500   $   1,010,659   $     623,523
  Interest and
   debt expense                                $   1,167,763   $     848,742   $   2,068,406   $   1,948,912
Total direct expenses                          $  35,829,709   $  17,402,978   $  67,238,131   $  35,362,826

Interest and
 other income                                  $     118,693   $       9,910   $     193,558   $      22,644

Income Tax -
 Deferred                                      $  25,899,316   $  10,194,718   $  46,084,550   $  21,083,159

Net Income                                     $  47,887,915   $  18,522,504   $  85,210,464   $  38,305,722
   Per common share
    - basic                                    $        0.31   $        0.12   $        0.56   $        0.26
   Per common share
    - diluted                                  $        0.30   $        0.12   $        0.53   $        0.24

Cash flow from
 operations (A)                                $  86,839,718   $  34,656,707   $ 156,201,586   $  70,909,108
   Per common share
    - basic                                    $        0.57   $        0.23   $        1.03   $        0.47
   Per common share
    - diluted                                  $        0.54   $        0.22   $        0.97   $        0.44

 Shares Outstanding

 Weighted Average
  - Basic                                        152,929,693     149,929,660     151,903,632     149,722,174

 Weighted Average
  - diluted                                      161,278,847     159,890,858     161,067,748     159,715,394

Costs per Mcfe
 - Corporate
  Lease Operating                              $        1.05   $        0.98   $        1.04   $        0.99
  DD&A                                         $        0.72   $        0.56   $        0.72   $        0.56
  General and
   administrative
   - Total                                     $        0.20   $        0.18   $        0.20   $        0.17
  Interest                                     $        0.07   $        0.09   $        0.06   $        0.10
                                               $        2.03   $        1.81   $        2.02   $        1.83

Segment Costs per MCFE
 - United States
  Production Costs                             $        0.14   $        0.13   $        0.14   $        0.13
  Severance/Production
   Taxes                                       $        0.70   $        0.57   $        0.67   $        0.57
  Gathering                                    $        0.28   $        0.29   $        0.27   $        0.29
  DD&A                                         $        0.70   $        0.56   $        0.70   $        0.56
                                               $        1.81   $        1.55   $        1.78   $        1.55

Segment Costs per
 Mcfe - China
  Production Costs                             $        0.72   $         ---   $        0.76   $         ---
  DD&A                                         $        0.80   $         ---   $        0.83   $         ---
                                               $        1.52   $         ---   $        1.59   $         ---

    These statements are unaudited and subject to year-end adjustment.

    (A) "Operating cash flow" refers to cash flow from operations before net change in non-cash working capital.

            Reconciliation of cash flow from operations before change
                           in non-cash working capital

                                                    Three Months Ended               Six Months Ended
                                                         March 31                        March 31
                                               -----------------------------   -----------------------------
                                                    2005           2004            2005             2004
                                               -------------   -------------   -------------   -------------
Net cash provided
 by operating
 activities                                    $  76,219,113   $  36,541,897   $ 167,738,289   $  62,276,012
  Accounts payable
   and accrued
   liabilities                                 $ (10,556,231)  $  (6,826,821)  $ (26,105,193)  $   9,279,205
  Prepaid expenses
   and other
   current assets                              $  (2,542,902)  $   4,895,094   $      17,917   $   3,641,480
  Accounts receivable                          $  24,992,424   $    (970,498)  $  14,652,671   $  (1,588,509)
  Inventory                                    $  (1,218,550)  $           0   $     155,576   $           0
  Restricted cash                              $         466   $         315   $         878   $         629
  Other long-term
   obligations                                 $    (184,602)  $   1,016,720   $    (388,552)  $  (2,699,709)
  Taxation payable                             $     130,000   $           0   $     130,000   $           0
Cash flow from
 operations before
 change in non-cash
 working capital                               $  86,839,718   $  34,656,707   $ 156,201,586   $  70,909,108

Management believes that the non-GAAP measures of cash flow before changes in non-cash working capital is useful information to investors because it is widely used by professional analysts and sophisticated investors in valuing oil and gas companies. Many other investors use research reports of these analysts in making investment decisions.

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 76,435,868 shares outstanding as of the date of this release.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

This news release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.

CONTACT: David Russell, Investor Relations of Ultra Petroleum Corp., +1-281-876-0120, Extension 302/
Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20020226/DATU029LOGO
AP Archive:  http://photoarchive.ap.org
PRN Photo Desk, photodesk@prnewswire.com /
Web site:  http://www.ultrapetroleum.com /